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SECURITY BENEFIT LIFE INSURANCE COMPANY
700 SW Harrison St., Topeka, Kansas 66636-0001
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                     APPLICATION FOR GROUP ANNUITY CONTRACT

1.  OWNER (APPLICANT)

    Name _______________________________________________________________________
    Address ____________________________________________________________________
    TIN: _______________________________________________________________________

2.  TYPE OF ANNUITY CONTRACT

    [_] Qualified  [_] Non-qualified

3.  ALLOCATION OF PURCHASE PAYMENTS

    ___% Equity Income Subaccount*               ___% Small Cap Subaccount*
    ___% Mid Cap Growth Subaccount*              ___% Capital Growth Subaccount*
    ___% International Subaccount*               ___% Fixed Account
                                                 100%

4.  WILL THIS ANNUITY CHANGE OR REPLACE ANY OTHER INSURANCE OR ANNUITY?

    [_] No [_] Yes If yes, state company(ies), contract number(s) and amounts(s)

    ____________________________________________________________________________

    Type of contract ___________________________________________________________

    If 1035 exchange or other transfer of assets, attach: 1) exchange form(s) or letter(s); and 2) replacement form(s), if applicable.

5.  SPECIAL INSTRUCTIONS _______________________________________________________

    ____________________________________________________________________________

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I have been given,  if  applicable,  a current  prospectus  that  describes  the contract for which I am applying and a current prospectus for the fund that underlies each Subaccount above. *I KNOW THAT ANNUITY PAYMENTS AND WITHDRAWAL VALUES, IF ANY, WHEN BASED ON THE INVESTMENT EXPERIENCE THE SUBACCOUNTS, ARE VARIABLE AND DOLLAR AMOUNTS ARE NOT GUARANTEED. The amount paid and the application must be acceptable to Security Benefit Life Insurance Company (the "Company") under its rules and practices. If they are, the contract applied for will be in effect on its Contract Date. If they are not, the Company will be liable only for the return of the amount paid.

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                    TAX IDENTIFICATION NUMBER CERTIFICATION**

UNDER PENALTIES OF PERJURY I CERTIFY THAT:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
    (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.
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Signed at __________________________, this _____ day of _______________, 19____.

Owner Signature ________________________________________________________________

REPRESENTATIVE'S STATEMENT - To the best of my knowledge, this application is not involved in replacement of life insurance or annuities, as defined in applicable Insurance Department Regulations, except as stated in question 4 above. I have complied with the requirements for disclosure and/or replacement.

Representative/Witness Signature and Number:        ____________________________
Print Representative's Full Name and Phone Number:  ____________________________
Broker/Dealer Name and Number:                      ____________________________

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**CERTIFICATION  INSTRUCTIONS  - You must  cross  out item (2) above if you have been notified by IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct Tax Identification Number.
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[_] CHECK THIS BOX IF YOU WOULD LIKE A STATEMENT OF ADDITIONAL INFORMATION.

GV7624 (6-99)